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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 8, 1997, (and to all references to our Firm) included in this Registration Statement on Form S-4 dated September 25, 1997 of Chancellor Media Corporation of Los Angeles.

                                            Arthur Andersen LLP

Chicago, Illinois
September 25, 1997